UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2022

(Date of earliest event reported)

CHUN CAN CAPITAL GROUP

(Exact name of registrant as specified in its charter)

Nevada	333-100046	52-2360156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IR.S. Employer Identification No.)

Costa Rica Street, Yesiana, Alma Rosa 1
Sant Domingo, Este 11506
(Address of principal executive offices)

(809) 249-7769
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 4 – MATTERS RELATING TO ACCOUNTING AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant.

Resignation of Independent Registered Public Accounting Firm

On December 8, 2022, Boyle CPA, LLC (“Boyle”) resigned as the Company's independent registered public accounting firm.

During their engagement from December 16, 2019 to December 8, 2022 there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Boyle on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Boyle would have caused Boyle to make reference thereto in its report or “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses described in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The Company provided Boyle with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that CPA furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Boyle agrees with the statements related to them made by the Company in this report. A copy of Boyle's letter to the SEC dated December 8, 2022, is attached as Exhibit 16.1 to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

16.1	Letter of Boyle CPA, LLP dated December 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 12, 2022

CHUN CAN CAPITAL GROUP

By:	/s/ Clara I Gomez
Clara I Gomez , Authorized Officer